SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    September 24, 1997



                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)



         Washington                 0-26820                93-0962605
       (State or other            (Commission             (IRS Employer
       jurisdiction of           File Number)          Identification No.)
       incorporation)

2815 Eastlake Avenue East
Seattle, Washington                                    98102-3027
(Address of Principal Executive Office)                (Zip Code)


Registrant's telephone number, including area code:           (206) 325-0800
Registrant's facsimile number, including area code:           (206) 323-1318


                                      None
          (Former name or former address, if changed since last report)



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
Item 5.   Other Events
          ------------

     On September 24, 1997, the Company raised $5,000,000 through the private placement of 5,000 shares of its Series C Convertible Preferred Stock (the "Series C Stock") to one accredited investor. The Series C Stock will be convertible from time to time into shares of common stock after the underlying shares are registered with the Securities and Exchange Commission. The conversion price will be the lower of $14.52 per share or 80% of the average of the closing bid prices for the five consecutive trading days ending one day prior to the date on which a notice of conversion is delivered to the Company, with the conversion price subject to adjustment in certain conditions. The Company expects to file a registration statement covering the shares of common stock underlying the Series C Stock during October 1997.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TERA COMPUTER COMPANY


                                        By: /s/ KENNETH W. JOHNSON
                                           ------------------------------------
                                           Kenneth W. Johnson
                                           Vice President - Finance and
                                           Chief Financial Officer

Date: October 1, 1997

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